EXHIBIT 99.1

FOR IMMEDIATE RELEASE


For:   MAF Bancorp, Inc.                     Contact:   Jerry A. Weberling,
       55th Street & Holmes Avenue                       Chief Financial Officer
       Clarendon Hills, IL 60514                        Michael J. Janssen,
                                                         Senior Vice President
       www.mafbancorp.com                               (630) 325-7300



                       MAF BANCORP, INC. TO PARTICIPATE IN
                  LEHMAN BROTHERS FINANCIAL SERVICES CONFERENCE

Clarendon Hills, Illinois, September 13, 2005 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Lehman Brothers 2005 Financial Services Conference to be held in New York, NY on September 13-15, 2005. The Company's presentation will be broadcast on the Internet at HTTP://CUSTOMER.TALKPOINT.COM/LEHM002/091305A_CS/DEFAULT.ASP?ENTITY=MAFBANC and will also be available through MAF's website at http://www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Kenneth Koranda, President of MAF Bancorp and Jerry Weberling, Executive Vice President and Chief Financial Officer of MAF Bancorp, which is scheduled to be delivered on Thursday, September 15, 2005 at 7:30 a.m. Central Time. A replay of the presentation will be available on the websites for approximately three weeks following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 73 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in Wisconsin operate under the name "St. Francis Bank, a division of Mid America Bank." The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.




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